Exhibit 99.1

FOR IMMEDIATE RELEASE

BigBand Announces Strong Fourth Quarter and Fiscal Year 2008 Results

Reports Record Digital Video Networking Revenue in Fourth Quarter

REDWOOD CITY, Calif., February 12, 2009—BigBand Networks, Inc., (NASDAQ: BBND) today reported financial results for the fourth quarter and fiscal year ended December 31, 2008.

For the fourth quarter of 2008, total revenues were $54.1 million, a 76% increase from $30.7 million in the fourth quarter of 2007. Revenues from Digital Video Networking (DVN) products and services were $52.3 million in the fourth quarter of 2008, a 118% increase from $24.0 million reported in the fourth quarter of 2007. GAAP net income for the fourth quarter of 2008 was $7.3 million, or $0.11 per diluted share. These results compare to a GAAP net loss of $13.8 million, or $(0.23) per share, in the fourth quarter of 2007.

On a non-GAAP basis, the Company reported net income of $10.4 million, or $0.15 per diluted share, in the fourth quarter of 2008, which compares to a non-GAAP net loss of $7.4 million, or $(0.12) per share, reported in the fourth quarter of 2007. Fourth quarter 2008 non-GAAP results exclude, among other things: $3.2 million in stock-based compensation expense, $1.5 million in charges relating to the preliminary settlement of the federal class action lawsuit, $335,000 related to amortization of intangibles, a $1.8 million gain from the sale of our FastFlow provisioning software technology and a restructuring credit of $175,000 from our sublease of a facility. Fourth quarter 2007 non-GAAP results reflect adjustments for stock-based compensation, restructuring charges, amortization of intangibles, recovery of CMTS platform inventory, and related tax expenses. A reconciliation of our GAAP to non-GAAP operating results is included with this press release.

BigBand generated $7.6 million in cash from operating activities in the fourth quarter of 2008 and ended the year with $174.6 million in cash, cash equivalents and marketable securities.

“We are pleased to report a solid quarter marked by record revenues from video products combined with tight expense management to achieve solid net income and positive cash flow from operations,” commented Amir Bassan-Eskenazi, President and CEO of BigBand Networks. “We executed well across our diverse product portfolio and service offerings. We won new footprint, expanded into previously deployed markets and extended our technology leadership with solutions for personalized television and IPTV, which expands our opportunity.”

For fiscal year 2008, total revenues were $185.3 million, a 5% increase from $176.5 million reported in 2007. GAAP net income was $9.8 million, or $0.15 per share, compared to a GAAP net loss of $25.4 million, or $(0.52) per share, reported in fiscal year 2007.

On a non-GAAP basis, the Company reported net income of $22.8 million, or $0.34 per diluted share, for fiscal year 2008, which compares to non-GAAP net income of $437,000, or $0.01 per diluted share, reported for 2007. Fiscal year 2008 non-GAAP results exclude: $11.9 million in stock-based compensation expense, $2.1 million in restructuring charges, $1.5 million for litigation and related charges regarding the preliminary settlement of the federal class action lawsuit, $733,000 related to amortization of intangibles, a $1.8 million gain from the sale of our FastFlow provisioning software technology, an $810,000 benefit from the sale of our CMTS product inventory that was previously reserved for in prior periods and $570,000 in higher income taxes on non-GAAP earnings.

“In the near term, we remain cautious about the macro-economic environment and its potential impact on service provider spending. Over the long-term, service providers will continue to make substantial investments in the transition to digital television which will drive our business,” concluded Bassan-Eskenazi.

In response to the macro-economic environment, the Company in February 2009 announced a restructuring effort designed to give the Company flexibility on variable spending as 2009 unfolds. As part of this restructuring, the Company reduced its workforce by 46 employees and expects to incur a restructuring charge of approximately $1.25 million in the first quarter of 2009, related to severance and facility charges associated with the reduction in workforce.

First Quarter 2009 Business Outlook

For the first quarter of 2009 management provides the following outlook:

•	Net revenues are expected to be in the range of $43.0 million to $45.0 million

•	GAAP gross margins are expected to be in the range of 56% to 58%

•	Non-GAAP gross margins are expected to be in the range of 57% to 59%

•	GAAP operating expenses (including $1.25 million of restructuring charges) are expected to be in the range of $26.0 to $26.5 million.

•	Non-GAAP operating expenses are expected to be in the range of $22.5 to $23.0 million.

•	GAAP net loss per share is expected to be in the range of $(0.01) to $(0.03).

•	Non-GAAP net earnings per share are expected to be in the range of $0.03 to $0.05.

The following table shows our non-GAAP anticipated results for the quarter ending March 31, 2009 reconciled to our GAAP anticipated results. Our non-GAAP anticipated results exclude (i) stock-based compensation and (ii) restructuring-related expenses.

	Estimated per Share
	Low	High
GAAP net (loss)	$(0.03)	$(0.01)
Stock-based compensation	0.04	0.04
Restructuring-related expenses	0.02	0.02

Non-GAAP net income	$0.03	$0.05

Non-GAAP Financial Measures

BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense, amortization of intangible assets or preferred stock warrant expenses, which are non-cash charges, as well as proceeds from the sale of our FastFlow provisioning software technology, charges related to the preliminary settlement of the federal class action lawsuit, restructuring charges in managing our operations, any benefit from the sale of our CMTS product inventory that was previously reserved for in prior periods and related taxes. Specifically, management does not consider these expenses/benefits when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude preferred stock warrant expense, stock-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. We exclude restructuring charges, the sale of our FastFlow provisioning software technology and charges related to the preliminary settlement of the federal class action lawsuit as they are one-time events. As a result, we use calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude these expenses when evaluating our ongoing operations and allocating resources within the organization.

As a result, our management believes it is useful, for itself and investors, to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges because management believes such information enables such parties to have a better understanding of the overall performance of our ongoing business operations in the periods presented.

Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for February 12, 2009

BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time today. To access the conference call, dial +800-218-9073 for the U.S. or Canada and +303-262-2140 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on Thursday February 12, 2009 until 11:59 p.m. Pacific Time on February 19, 2009, by dialing +800-405-2236 (+303-590-3000 for callers outside the U.S. and Canada) and entering pass code 11124878#.

Cautionary Statement

The statements in this release regarding IPTV being an expanding market opportunity for the Company, being cautious in the near term, substantial service provider spending over the longer term on digital video, expected restructuring costs of approximately $1.25 million and our GAAP and non-GAAP business outlook, as applicable, with respect to the quarter ending March 31, 2009 (including revenues, gross margins, operating expenses, earnings per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected fluctuations in our business due to disruption in the global economy, global credit issues, volatility in equity markets, changes in demand for video services, the market acceptance of our products; the financial strength of our current and potential customers; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-K for fiscal year 2007 and Report on Form 10-Q for the quarter ended September 30, 2008. You can obtain copies of the reports on the SEC’s Web site (www.sec.gov).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 12, 2009 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks

BigBand Networks, Inc. (NASDAQ: BBND) provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, video-on-demand and interactive TV. BigBand Networks’ customers include more than 200 service providers — including seven of the ten largest service providers in the U.S. — and leading cable and telco service providers in North America, Asia, Europe and Latin America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.

BigBand Networks’ brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Investor Relations:

Erica Abrams

+1.415.217.5864

erica@blueshirtgroup.com

Matthew Hunt

+1.415.489.2194

matt@blueshirtgroup.com

BigBand Networks, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of December 31, 2008	As of December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$50,981	$55,162
Marketable securities	123,654	99,358

Total cash, cash equivalents and marketable securities	174,635	154,520
Trade receivables, net	26,361	27,855
Inventories, net	6,123	6,832
Prepaid expenses and other current assets	3,716	4,012

Total current assets	210,835	193,219
Property and equipment, net	15,358	17,432
Goodwill and other intangible assets, net	1,656	2,390
Other non-current assets	6,273	5,545

Total assets	$234,122	$218,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,350	$13,811
Accrued compensation and related benefits	11,433	6,475
Current portion of deferred revenues, net	39,433	48,256
Current portion of other liabilities	9,221	15,381

Total current liabilities	68,437	83,923
Deferred revenues, net, less current portion	21,129	19,032
Other liabilities, less current portion	2,392	857
Accrued long-term Israeli severance pay fund	3,745	3,188
Stockholders’ equity:
Common stock	65	62
Additional paid-in capital	265,176	248,139
Deferred stock-based compensation	—	(203)
Accumulated other comprehensive income	58	248
Accumulated deficit	(126,880)	(136,660)

Total stockholders’ equity	138,419	111,586

Total liabilities and stockholders’ equity	$234,122	$218,586

BigBand Networks, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net revenues:
Products	$44,229	$22,856	$148,417	$144,715
Services	9,864	7,807	36,876	31,795

Total net revenues	54,093	30,663	185,293	176,510
Cost of net revenues:
Products	16,748	14,147	60,207	76,260
Services	3,315	2,864	12,755	13,414

Total cost of net revenues	20,063	17,011	72,962	89,674

Gross profit	34,030	13,652	112,331	86,836

Operating expenses:
Research and development	13,613	12,243	54,043	51,862
Sales and marketing	7,012	8,534	28,935	39,868
General and administrative	5,285	4,981	20,884	16,286
Restructuring (credits) charges	(175)	2,998	2,055	2,998
Amortization of intangible assets	335	143	733	572
Gain on sale of intangible assets	(1,800)	—	(1,800)	—
Class action lawsuit settlement	1,504	—	1,504	—

Total operating expenses	25,774	28,899	106,354	111,586

Operating income (loss)	8,256	(15,247)	5,977	(24,750)
Interest income	1,088	1,951	5,174	6,863
Interest expense	—	(28)	—	(648)
Other (expense) income, net	(273)	(185)	1,029	(5,607)

Income (loss) before provision for income taxes	9,071	(13,509)	12,180	(24,142)
Provision for income taxes	1,749	291	2,400	1,225

Net income (loss)	$7,322	$(13,800)	$9,780	$(25,367)

Basic net income (loss) per common share	$0.11	$(0.23)	$0.15	$(0.52)

Diluted net income (loss) per common share	$0.11	$(0.23)	$0.15	$(0.52)

Shares used in GAAP basic net income (loss) per common share	64,359	60,741	63,559	49,041

Shares used in GAAP diluted net income (loss) per common share	67,412	60,741	67,264	49,041

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31, 2008
	GAAP Results	Stock-based Comp/Amortization of Intangible Assets	Realignment Expenses	Class action lawsuit settlement	Non-GAAP Results
Net revenues:
Products	$44,229	$—	$—	$—	$44,229
Services	9,864	—	—	—	9,864

Total net revenues	54,093	—	—	—	54,093

Cost of net revenues:
Products	16,748	(261)	37	—	16,524
Services	3,315	(193)	—	—	3,122

Total cost of net revenues	20,063	(454)	37	—	19,646

Gross profit	34,030	454	(37)	—	34,447

Operating expenses:
Research and development	13,613	(1,022)	—	—	12,591
Sales and marketing	7,012	(659)	—	—	6,353
General and administrative	5,285	(1,037)	—	—	4,248
Restructuring (credits) charges	(175)	—	175	—	—
Amortization of intangible assets (a)	335	(335)	—	—	—
Gain on sale of intangible assets	(1,800)	—	1,800	—	—
Class action lawsuit settlement	1,504	—	—	(1,504)	—

Total operating expenses	25,774	(3,053)	1,975	(1,504)	23,192

Operating income	8,256	3,507	(2,012)	1,504	11,255
Interest income	1,088	—	—	—	1,088
Other expense	(273)	—	—	—	(273)

Income before provision for income taxes	9,071	3,507	(2,012)	1,504	12,070
Provision for income taxes	1,749	(39)	—	—	1,710

Net income	$7,322	$3,546	$(2,012)	$1,504	$10,360

Basic net income per common share	$0.11				$0.16

Diluted net income per common share	$0.11				$0.15

Shares used in basic net income per common share	64,359				64,359

Shares used in diluted net income per common share	67,412				67,412

(a)	The Company received $1.8 million cash proceeds from the sale of its FastFlow provisioning software in October 2008. Accordingly the related intangible assets were fully amortized as of December 31, 2008.

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Year Ended December 31, 2008
	GAAP Results	Stock-based Comp/Amortization of Intangible Assets	Realignment Expenses	Class action lawsuit settlement	Non-GAAP Results
Net revenues:
Products	$148,417	$—	$—	$—	$148,417
Services	36,876	—	—	—	36,876

Total net revenues	185,293	—	—	—	185,293

Cost of net revenues:
Products	60,207	(1,036)	810	—	59,981
Services	12,755	(697)	—	—	12,058

Total cost of net revenues	72,962	(1,733)	810	—	72,039

Gross profit	112,331	1,733	(810)	—	113,254

Operating expenses:
Research and development	54,043	(3,901)	—	—	50,142
Sales and marketing	28,935	(2,566)	—	—	26,369
General and administrative	20,884	(3,675)	—	—	17,209
Restructuring charges (credits)	2,055	—	(2,055)	—	—
Amortization of intangible assets (a)	733	(733)	—	—	—
Gain on sale of intangible assets	(1,800)	—	1,800	—	—
Class action lawsuit settlement	1,504	—	—	(1,504)	—

Total operating expenses	106,354	(10,875)	(255)	(1,504)	93,720

Operating income	5,977	12,608	(555)	1,504	19,534
Interest income	5,174	—	—	—	5,174
Other income	1,029	—	—	—	1,029

Income before provision for income taxes	12,180	12,608	(555)	1,504	25,737
Provision for income taxes	2,400	570	—	—	2,970

Net income	$9,780	$12,038	$(555)	$1,504	$22,767

Basic net income per common share	$0.15				$0.36

Diluted net income per common share	$0.15				$0.34

Shares used in basic net income per common share	63,559				63,559

Shares used in diluted net income per common share	67,264				67,264

(a)	The Company received $1.8 million cash proceeds from the sale of its FastFlow provisioning software in October 2008. Accordingly the related intangible assets were fully amortized as of December 31, 2008.

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP and Non-GAAP net revenues as reported	$54,093	$30,663	$185,293	$176,510

GAAP cost of net revenues as reported	$20,063	$17,011	$72,962	$89,674
Fixed Assets depreciation adjustments	—	—	—	(552)
Inventory write-down relating to CMTS platform	—	—	—	(5,000)
Inventory recovery relating to CMTS platform	37	164	810	164
Stock-based compensation expense	(454)	(382)	(1,733)	(1,534)

Non-GAAP cost of net revenues	$19,646	$16,793	$72,039	$82,752

GAAP gross profit as reported	$34,030	$13,652	$112,331	$86,836
Fixed Assets depreciation adjustments	—	—	—	552
Inventory write-down relating to CMTS platform	—	—	—	5,000
Inventory recovery relating to CMTS platform	(37)	(164)	(810)	(164)
Stock-based compensation expense	454	382	1,733	1,534

Non-GAAP gross profit	$34,447	$13,870	$113,254	$93,758

As a percentage of net revenues:
GAAP gross profit as reported	62.9%	44.5%	60.6%	49.2%

Non-GAAP gross profit	63.7%	45.2%	61.1%	53.1%

GAAP operating income (loss) as reported	$8,256	$(15,247)	$5,977	$(24,750)
Fixed Assets depreciation adjustments	—	—	—	808
Inventory write-down relating to CMTS platform	—	—	—	5,000
Inventory recovery relating to CMTS platform	(37)	(164)	(810)	(164)
Stock-based compensation expense:
- Cost of net revenues	454	382	1,733	1,534
- Research and development	1,022	1,003	3,901	3,837
- Sales and marketing	659	846	2,566	4,184
- General and administrative	1,037	864	3,675	2,061
Restructuring (credits) charges	(175)	2,998	2,055	2,998
Amortization of intangible assets	335	143	733	572
Gain on sale of intangible assets	(1,800)	—	(1,800)	—
Class action lawsuit settlement	1,504	—	1,504	—

Non-GAAP Operating income (loss)	$11,255	$(9,175)	$19,534	$(3,920)

GAAP net income (loss) as reported	$7,322	$(13,800)	$9,780	$(25,367)
Fixed Assets depreciation adjustments	—	—	—	808
Inventory write-down relating to CMTS platform	—	—	—	5,000
Inventory recovery relating to CMTS platform	(37)	(164)	(810)	(164)
Stock-based compensation expense	3,172	3,095	11,875	11,616
Restructuring (credits) charges	(175)	2,998	2,055	2,998
Amortization of intangible assets	335	143	733	572
Gain on sale of intangible assets	(1,800)	—	(1,800)	—
Class action lawsuit settlement	1,504	—	1,504	—
Preferred stock warrant expense	—	—	—	4,974
Tax effect of adjustments	39	340	(570)	—

Non-GAAP net income (loss)	$10,360	$(7,388)	$22,767	$437

Basic Non-GAAP net income (loss) per common share	$0.16	$(0.12)	$0.36	$0.01

Diluted Non-GAAP net income (loss) per common share	$0.15	$(0.12)	$0.34	$0.01

Shares used in Basic Non-GAAP net income (loss) per common share	64,359	60,741	63,559	49,041

Shares used in Diluted Non-GAAP net income (loss) per common share	67,412	60,741	67,264	67,249